SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM 8-K

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


                           August 6, 2001
          ------------------------------------------------
          Date of Report (Date of Earliest Event Reported)


                 MidAmerican Energy Holdings Company
          ------------------------------------------------
         (Exact Name of Registrant as Specified in Charter)


      Iowa                          0-25551                   94-2213782
- ------------------               --------------             -------------
(State or Other Jurisdiction      Commission File            (IRS Employer
   of Incorporation)                  Number)             Identification No.)


                          666 Grand Avenue
                       Des Moines, Iowa 50309
         ---------------------------------------------------
        (Address of Principal Executive Offices and Zip Code)

                           (515) 242-4300
         ---------------------------------------------------
        (Registrant's Telephone Number, Including Area Code)


                                 N/A
      --------------------------------------------------------
    (Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events.

The Registrant today announced that its Northern Electric subsidiary, located in Newcastle, England, agreed to exchange its electricity and gas supply and metering business for Innogy's Yorkshire Electricity distribution business. The transaction is expected to close in approximately two to three months.

A copy of the press release announcing the transaction is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

Exhibit 99.1 - MidAmerican Energy Holding Company's Press Release dated August 6, 2001.





                              SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 6, 2001

                              MIDAMERICAN ENERGY HOLDINGS
                              COMPANY


                              By: /s/Paul J. Leighton
                                   Name:  Paul J. Leighton
                                   Title: Vice President, Assistant
                                          General Counsel and Assistant
                                          Secretary



                            Exhibit Index

Exhibit                 Description

99.1                    Press Release, dated August 6, 2001.





EX-99
2
EXHIBIT 99.1 - PRESS RELEASE


FOR IMMEDIATE RELEASE

For more information, contact:
Kevin Waetke, Director of Corporate Communications            (515) 281-2785

     MidAmerican Energy Holdings Company Expands U.K. Distribution Presence;
             Company Announces Innovative Business Swap with Innogy
         Newcastle, England, U.K. - Aug. 6, 2001 - In an innovative transaction that plays to the strengths of the two companies, MidAmerican Energy Holdings Company's Northern Electric subsidiary will swap its electricity and gas supply and metering business for Innogy's Yorkshire Electricity distribution business. The transaction is expected to close in approximately two to three months.
         The acquisition of Yorkshire's distribution business by Northern Electric plc will create a company serving more than 3.6 million customers throughout an area of approximately 10,000 square miles. Both companies have strong reputations for customer satisfaction and this transaction will provide the opportunity to build on these reputations by bringing together the skills and resources of two neighboring distribution businesses to create a strong, focused business.
         Northern Electric's supply business, with approximately 1.4 million customers and a strong industrial and commercial base, will increase Innogy's total customer base to approximately 7 million customers. This will reinforce Innogy's position as the premier electricity supply business in the U.K. and consolidate its market leadership in the domestic, industrial and commercial and small business sectors.
         "In the continually developing electricity and gas market, it is becoming increasingly important to focus on your strengths," said Greg Abel, MidAmerican president. "The supply and distribution sectors are both consolidating within our industry in order to bring the benefits of scale required to deliver ever greater customer service. This transaction will provide our supply business with an opportunity to grow as part of one of the leading players in the country, and allows us to combine two distribution companies with much in common to form one of the largest distribution companies in the U.K."
         The corporate headquarters of the Northern Electric group of companies will remain on Tyneside with the network management of the businesses being conducted, as at present, from both the North East and Yorkshire.
                                                                     -More-
MidAmerican/Add one

         MidAmerican Energy Holdings Company, headquartered in Des Moines, Iowa, USA, is a privately owned global energy provider. The company has 9,600 employees and provides electric and natural gas service to approximately three million customers. The company has approximately 10,000 net megawatts of diversified power generation under ownership, contract and in operation, construction and advanced development. Information on MidAmerican and its three principal business platforms, CalEnergy Generation, MidAmerican Energy and Northern Electric and Gas, is available on the Internet at www.midamerican.com.



Editor's note: The electricity market in the U.K. has been competitive since enactment of the Electricity Act of 1989. This new legislation allowed for competition in both the generation and supply, or retail, side of the industry. The supply business in the U.K. is equivalent to the retail side of electricity delivery in the U.S., that is, sale of electricity to the end user. Until 1990, local area electricity boards supplied power to all customers in their immediate area. During the following eight years, all electric customers were allowed to buy electricity on a competitive basis through a phased-in approach.






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